EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Change To The Operational Process For Non-U.S. Stockholders Through Which It Communicates the Tax Characteristics of its Monthly Distributions

NEW YORK, June 26, 2018 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (the "Company") (NASDAQ:PFLT) (TASE:PFLT) has announced that, due to a change in the operational procedures of a third party that processes the Company’s distributions, the Company is currently making adaptations to the way it communicates the tax characteristics of its monthly distributions to all constituents, in particular its growing non-U.S. stockholder base.

This change will not affect U.S. stockholders.

The Company, which operates as a regulated investment company (“RIC”), generates qualified interest income and short-term capital gains that may be exempt from United States withholding tax when distributed to non-U.S. stockholders. The U.S. tax law permits a RIC to report the portion of distributions paid that represents interest-related dividends as exempt from U.S. withholding tax when paid to non-U.S. stockholders with proper documentation.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(222) 905-1000
www.pennantpark.com